As filed with the Securities and Exchange Commission on April 28, 1995
                                               Registration No. 33-58937

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                            ______________

                               FORM S-8
                        REGISTRATION STATEMENT
                                Under
                      THE SECURITIES ACT OF 1933

                   UNITED TECHNOLOGIES CORPORATION
          (Exact name of issuer as specified in its charter)

              Delaware                   06-0570975
  (State or other jurisdiction of     (I.R.S. Employer
   incorporation or organization)    Identification No.)

     United Technologies Building, Hartford, Connecticut   06101
     (Address of principal executive offices, including Zip Code)

                   UNITED TECHNOLOGIES CORPORATION
                 DEFINED CONTRIBUTION RETIREMENT PLAN
                       (Full title of the Plan)

                      WILLIAM H. TRACHSEL, Esq.
                              Secretary
                     United Technologies Building
                     Hartford, Connecticut  06101
                            (203) 728-7000
      (Name, address and telephone number of agent for service)

                   CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
Title of Securities   Amount to be    Maximum      Maximum        Amount of
 to be Registered      Registered    Offering     Aggregate     Registration
                                     Price (1)     Offering          Fee
                                                    Price


Participation Units    25,000        $73.1875   $1,829,687.50    $630.93
                       shares (2)



(1) Estimated solely for the purpose of calculating the registration fee, based, in accordance with Rule 457(h), on the average of the high and low prices reported on the New York Stock Exchange, Inc. on April 27, 1995.

(2) Pursuant to Rule 416 the number of shares registered hereunder includes such additional number of shares of Common Stock and Rights as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the Common Stock of the Registrant.


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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, and State of Connecticut, on this 28 day of April, 1995.

                           UNITED TECHNOLOGIES CORPORATION


                           By s\Stephen F. Page\s
                              (Stephen F. Page, Executive Vice President and Chief Financial Officer)

                           By s\George E. Minnich\s
                              (George E. Minnich, Vice President
                              Controller; Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities indicated on this 28 day of April, 1995.

      Signature                               Title


      ROBERT F. DANIELL*                      Chairman and Director
      (Robert F. Daniell)



      GEORGE DAVID *                          President and Chief
      (George David)                          Executive Officer
                                              and Director


      HOWARD H. BAKER, JR.*
      (Howard H. Baker, Jr.)                  Director



      ANTONIA HANDLER CHAYES*
      (Antonia Handler Chayes)                Director



      ROBERT F. DEE*
      (Robert F. Dee)                         Director



      CHARLES W. DUNCAN, JR.*
      (Charles W. Duncan, Jr.)                Director



      PEHR G. GYLLENHAMMAR*
      (Pehr G. Gyllenhammar)                  Director


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      GERALD D. HINES*
      (Gerald D. Hines)                       Director



      CHARLES R. LEE*                         Director
      (Charles R. Lee)



      ROBERT H. MALOTT*
      (Robert H. Malott)                      Director



      H. A. WAGNER*                           Director
      (H. A. Wagner)



      JACQUELINE G. WEXLER*
      (Jacqueline G. Wexler)                  Director



* By s\William H. Trachsel\s
WILLIAM H. TRACHSEL, AS ATTORNEY-IN-FACT
FOR THE DIRECTORS AND OFFICERS AFTER
WHOSE NAMES APPEARS AN ASTERISK
































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